UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 6, 2018

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diamedica therapeutics inc.

(Exact name of registrant as specified in its charter)

Canada	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Carlson Parkway, Suite 260 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 496-5454

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01             Entry into a Material Definitive Agreement.

On December 11, 2018, DiaMedica Therapeutics Inc., a business corporation governed by the Canada Business Corporations Act (the “Company”), completed an underwritten initial public offering in the United States (the “Offering”) of 4.1 million voting common shares, no par value, of the Company (“Shares”), at a price to the public of $4.00 per Share. All of the Shares were issued and sold by the Company. The Shares were registered for sale pursuant to a Registration Statement on Form S-1 (Registration No. 333-228313), filed with the United States Securities and Exchange Commission and declared effective on December 6, 2018.

On December 6, 2018, in connection with the pricing of the Offering, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, the sole managing underwriter of the Offering (the “Underwriter”), pursuant to which the Company agreed to issue and sell the Shares to the Underwriter at a purchase price of $3.74 per Share and the Underwriter agreed to offer the Shares to the public at an initial public offering price of $4.00. The Company also agreed to sell and issue to the Underwriter for a price of $50 a warrant to purchase Shares equal to 5.0% of the Shares sold in the offering at an exercise price that is 120% of the initial public offering price per share in the Offering. Accordingly, the Company issued the Underwriter a warrant to purchase 205,000 Shares at an exercise price of $4.80 per Share (the “Warrant”). The Warrant is exercisable immediately and expires on December 6, 2023. The Underwriting Agreement contains customary terms and conditions for an underwritten public offering, including the Company’s obligation to pay certain expenses associated with the offering. The Underwriting Agreement also contains indemnification and contribution provisions that would require each party to indemnify the other party for damages that arise out of any untrue statement or omission of a material fact in the registration statement, prospectus or other marketing materials relating to the Offering, which statement or omission would cause the disclosure therein to be materially misleading and resulted from information supplied by the indemnifying party.

The description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K, which is hereby incorporated by reference into this Item 1.01.

Item 3.02             Unregistered Sales of Equity Securities.

As referred to above, upon the closing of the Offering on December 11, 2018, as additional underwriting compensation and in exchange for cash consideration of $50, the Company granted the Underwriter the Warrant to purchase 205,000 Shares (equal to 5.0% of the Shares sold in the Offering) at an exercise price of $4.80 per share (equal to 120% of the initial public offering price per share in the Offering), subject to customary anti-dilution provisions. The Warrant is exercisable for a term of five years. The Warrant includes a cashless exercise provision entitling the Underwriter to surrender a portion of the underlying Shares that has a value equal to the aggregate exercise price in lieu of paying cash upon exercise.

The Warrant was issued to the Underwriter in reliance on the exemption from registration provided by Section 4(a)(2) of the United States Securities Act of 1933, as amended, since the issuance did not involve a public offering, the recipient took the securities for investment and not resale, and the Company took appropriate measures to restrict transfer. The Company did not pay underwriter discounts or commissions in connection with the issuance of the Warrant to the Underwriter.

The description of the Warrant is qualified in its entirety by reference to the full text of the Warrant attached as Exhibit 10.1 to this Current Report on Form 8-K, which is hereby incorporated by reference into this Item 3.02.

Item 8.01              Other Events.

On December 7, 2018, the Company issued a press release announcing the pricing of the Offering, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated December 6, 2018 between Craig-Hallum Capital Group LLC and DiaMedica Therapeutics Inc.

10.1	Warrant dated December 11, 2018 issued by DiaMedica Therapeutics Inc. to Craig-Hallum Capital Group LLC

99.1	Press release dated December 7, 2018 announcing pricing of the initial public offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen_________________________
Scott Kellen
Chief Financial Officer and Secretary

Dated: December 11, 2018